UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

PERNIX THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ		07960
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements

Exchange Agreement

On July 20, 2017, Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) entered into an exchange agreement (the “Exchange Agreement”) between Pernix and certain holders (the “Holders”) of Pernix’s outstanding 4.25% Convertible Senior Notes due 2021 (the “Convertible Notes”). The Exchange Agreement governs the entry into several refinancing transactions (collectively, the “Transactions”). Subject to the satisfaction of certain closing conditions, the Transactions are expected to close on July 21, 2017, and include:

1.	A new five-year $40 million asset-based revolving credit facility (the “New ABL Facility”) by and among Pernix and certain subsidiaries of Pernix as borrowers and guarantors (the “ABL Borrowers”) and Pernix Ireland Pain Limited (“PIPL”), Pernix Ireland Limited, Pernix Holdco 1, LLC, Pernix Holdco 2, LLC and Pernix Holdco 3, LLC as additional guarantors (the “ABL Guarantors”), Cantor Fitzgerald Securities, as agent, and the Holders, as lenders. The New ABL Facility will replace Pernix’s asset-based revolving credit agreement, dated as of August 21, 2015, by and among the ABL Borrowers, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended (the “Old ABL Facility”);

2.	A new five-year $45 million delayed draw term loan facility (the “Term Facility”) among PIPL, Cantor Fitzgerald Securities, as agent, and the Holders, as lenders;

3.	A new indenture providing for 4.25%/5.25% Exchangeable Senior Notes due 2022 (the “New Notes Indenture”) under which PIPL is the issuer and Pernix and its other subsidiaries are the guarantors (the “Guarantors”), with Wilmington Trust, National Association, as trustee (the “Trustee”);

4.	The issuance to the Holders of (a) $36,242,500 aggregate principal amount of PIPL’s 4.25%/5.25% Exchangeable Senior Notes due 2022 (the “Exchangeable Notes”) pursuant to the New Notes Indenture and (b) 1,100,498 shares of Pernix’s common stock (the “Exchange Shares”), in exchange for the tender to PIPL of $51.8 million aggregate principal amount of Convertible Notes held by the Holders (the “Exchange”). The Exchangeable Notes will be exchangeable for Pernix’s common stock. After giving effect to the Exchange, approximately $78.2 million principal amount of the Convertible Notes will remain outstanding; and

5.	A registration rights agreement among Pernix, PIPL and the Holders that provides for the registration under the Securities Act of the offer and sale of the Exchange Shares and the Underlying Shares (the “Registration Rights Agreement”).

The Transactions are subject to a number of customary closing conditions, including the Exchangeable Notes being eligible for clearance through the facilities of DTC, the Exchange Shares being eligible for immediate resale pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Shares and the shares underlying the

Exchangeable Notes (the “Underlying Shares”) being approved for listing, subject to notice of issuance, on the Nasdaq Global Market, as well as the condition that Pernix and its subsidiaries complete an internal reorganization as set forth in Annex I to the Exchange Agreement, pursuant to which all of the issued and outstanding equity interests of certain previously-existing subsidiaries of Pernix were sold to newly-formed subsidiaries of Pernix.

The parties to the Exchange Agreement made certain customary representations and warranties. Under the Exchange Agreement, Pernix and each of its subsidiaries party thereto agreed to indemnify each Holder (or certain funds and/or accounts for which a Holder or any of its affiliates acts as investment advisor), its affiliates and the directors, officers, employees and agents of such Holder and each person who controls such Holder for certain losses arising out of the Exchange Agreement or the “transactions,” as defined therein. Pernix also agreed to conduct a search for up to three new directors and to use its reasonable best efforts to facilitate the selection and appointment of such directors to Pernix’s board of directors within ninety days following the closing of the Transactions.

New ABL Facility

The ABL Borrowers will enter into an asset-based revolving credit agreement (the “ABL Credit Agreement”) with Cantor Fitzgerald Securities, as agent (the “ABL Agent”) and the lenders party thereto to obtain the New ABL Facility.

The ABL Borrowers’ obligations under the New ABL Facility will be guaranteed by the ABL Borrowers and the ABL Guarantors and will be secured by, among other things, the ABL Borrowers’ cash, inventory and accounts, in each case pursuant to a guaranty and security agreement between the ABL Borrowers, ABL Guarantors and Cantor Fitzgerald Securities as agent. Availability of borrowings under the New ABL Facility from time to time will be subject to a borrowing base calculation based upon a valuation of the ABL Borrowers’ eligible inventories and eligible accounts receivable, each multiplied by an applicable advance rate, subject to adjustments in accordance with the ABL Credit Agreement. Borrowings under the New ABL Facility will bear interest at the rate of LIBOR plus 7.50%. In addition, the ABL Borrowers will be required to pay a commitment fee on the undrawn commitments under the New ABL Facility from time to time at a rate per annum of 0.25% on the unused commitments under the New ABL Facility, payable monthly. The ABL Credit Agreement will contain representations and warranties, affirmative and negative covenants, and events of default applicable to the Company, the other ABL Borrowers, the ABL Guarantors and their respective subsidiaries that are customary for credit facilities of this type. The New ABL Facility will mature on July 21, 2022.

The New ABL Facility will refinance the Old ABL Facility in full and enhances the Company’s financial flexibility, increases liquidity and extends the maturity date from July 31, 2017 to July 21, 2022. Immediately following entry into the ABL Credit Agreement and initial draw down, the Company anticipates having approximately $21 million available under the New ABL Facility.

Term Facility

PIPL will enter into a term loan credit agreement (the “Term Credit Agreement”) with Cantor Fitzgerald Securities, as agent (the “Term Agent”) and the lenders party thereto to obtain the new Term Facility. $30 million under the Term Facility is expected to be drawn on the date of closing of the Transactions, and the remaining $15 million will be available for subsequent draws for certain specified purposes, including to finance certain acquisitions, subject to conditions set forth in the Term Credit Agreement. The Term Facility will include an incremental feature that allows PIPL, with the consent of the requisite lenders under the Term Facility, to obtain up to an additional $20 million in term loan commitments from new or existing lenders under the Term Facility that agree to provide such commitments. Interest on the loans will accrue either in cash or a combination of cash and in kind interest, at PIPL’s election. Cash interest will accrue at a rate of 7.50% per annum, while the combination of cash and in-kind interest will accrue at a rate of 8.50% per annum, with up to 4.00% per annum added to the principal amount of loans and the balance paid in cash. The Term Facility will contain representations and warranties, affirmative and negative covenants, and events of default applicable to PIPL and its subsidiaries (if any) that are customary for credit facilities of this type. The Term Facility will mature on July 21, 2022.

PIPL also will enter into a mortgage debenture with Cantor Fitzgerald Securities as agent, pursuant to which PIPL’s obligations under the Term Facility will be secured by substantially all of the assets of PIPL and its future-acquired subsidiaries.

Upon the closing of the Transactions, the Term Facility will provide the Company with $30 million of liquidity immediately and, subject to conditions set forth in the Term Credit Agreement, $15 million of additional liquidity for certain specified purposes in the future, as well as the potential for an additional $20 million in commitments subject to lender consent.

Immediately following the closing of the Transactions, Pernix is expected to have approximately $63 million of total liquidity, including approximately $43 million of cash and cash equivalents and approximately $21 million available to draw under the New ABL Facility.

Exchangeable Notes

PIPL, the Guarantors, and Wilmington Trust, National Association, as Trustee, will enter into the New Notes Indenture. The Exchangeable Notes to be issued under the New Notes Indenture will be guaranteed by Pernix and each other subsidiary thereof. The Exchangeable Notes will be senior, unsecured obligations of PIPL. Interest on the Exchangeable Notes will be paid in cash or a combination of cash and in-kind interest at PIPL’s election. Interest paid in cash (the “All Cash Method”) will accrue at a rate of 4.25% per annum, while interest paid in a combination of cash and in-kind will accrue at a rate of 5.25% per annum, with 2.25% per annum of interest (plus additional interest, if any) capitalized to the principal amount of the Exchangeable Notes, and the balance paid in cash. The maturity date of the New Notes Indenture is July 15, 2022.

The Exchangeable Notes will initially be exchangeable into shares of the Company’s common stock at an exchange price per share of $5.50 (the “Exchange Price”). The Exchange Price will be subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of certain stock dividends on the Company’s common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, the payment of cash dividends and certain Company tender or exchange offers.

Holders will exchange all or a portion of their Exchangeable Notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

Upon not less than 30 nor more than 45 trading days’ notice, if the daily VWAP (as defined in the New Notes Indenture) of the Company’s common stock has been at least 120% of the Exchange Price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which such notice of redemption is provided (the “Provisional Redemption”, and such date of a Provisional Redemption, the “Redemption Date”), the Company will have the right to redeem any or all of the Exchangeable Notes at a price equal to 100% of the principal amount thereof (including any interest capitalized thereto) plus accrued interest that has not been paid or capitalized to, but excluding, the date on which the Exchangeable Notes are to be redeemed. The redemption price will be paid in cash.

No “sinking fund” will be provided for the Exchangeable Notes, which means that PIPL will not be required to periodically redeem or retire the Exchangeable Notes. If PIPL or the Company undergoes a Fundamental Change (as defined below), subject to certain conditions, holders of the Exchangeable Notes may require PIPL to repurchase for cash all or part of their Exchangeable Notes. The fundamental change repurchase price will be equal to 100% of the principal amount (including any interest capitalized thereto) of the Exchangeable Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date, chosen by PIPL, that is not less than 20 business days or more than 35 business days following the date on which notice of the Fundamental Change was provided by PIPL.

Under the New Notes Indenture, a “Fundamental Change” will be deemed to have occurred if, among other events, any of the following occurs: (i) any “group” or “person,” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), other than a permitted holder under the New Notes Indenture, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common stock representing more than 50% of the Company’s voting power; (ii) the Company consummates any recapitalization, reclassification or change of the Company’s common stock, subject to certain exceptions as contained in the New Notes Indenture; (iii) the Company effects any share exchange, consolidation or merger pursuant to which the Company’s common stock will be converted into cash, securities or other property or assets; (iv) the Company effects any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s consolidated assets to a person or entity other than a permitted holder under the New Notes Indenture; (v) the Company’s stockholders approve a plan or proposal for the Company’s liquidation or dissolution or the liquidation or dissolution of PIPL; and (vi) the Company’s common stock ceases to be listed on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Holders of the Exchangeable Notes will be entitled to receive, in certain circumstances,

additional shares of the Company's common stock upon exchanges of Exchangeable Notes in connection with a Provisional Redemption or certain Fundamental Changes.

Subject to certain limited exceptions, the Exchangeable Notes will contain covenants which prohibit or limit the ability of PIPL and the Guarantors to, among other things: (i) pay cash dividends or making distributions on the Company’s capital stock or redeem or repurchase the Company’s capital stock; (ii) create, assume or suffer to exist at any time any lien upon any of the Company’s properties or assets; (iii) incur any debt other than debt permitted under the terms of the New Notes Indenture; (iv) enter into transactions with affiliates other than on terms and conditions that, taken as a whole, would be obtained in an arm’s-length transaction with non-affiliates; and (v) make any sale of the Company’s assets and the assets of the Company’s subsidiaries except in accordance with the terms of the New Notes Indenture.

The New Notes Indenture will also provide for customary events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving PIPL) occurs and is continuing, the Trustee by notice to PIPL, or the holders of at least 25% in principal amount of the then outstanding Exchangeable Notes by written notice to PIPL and the Trustee, may declare 100% of the accreted principal of and accrued and unpaid interest, if any, on all of the Exchangeable Notes to be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving PIPL, 100% of the principal of and accrued and unpaid interest, if any, on all of the Exchangeable Notes will become due and payable automatically, including a make-whole premium in an amount equal to the present value of the interest that would accrue on such Exchangeable Notes (assuming the All Cash Method) from, and including, such date of acceleration until the maturity date of the Exchangeable Notes, with such present value computed using a discount rate equal to the sum of (i) the yield to maturity of United States Treasury securities with remaining maturity equal to that of the Exchangeable Notes (as determined in a commercially reasonable manner by PIPL) on such date of acceleration and (ii) 50 basis points. Notwithstanding the foregoing, for up to 270 days after the occurrence of an event of default, PIPL may elect to have the sole remedy for an event of default relating to certain of PIPL’s failures to comply with certain reporting covenants in the New Notes Indenture consist exclusively of the right to receive additional interest on the Exchangeable Notes.

Holders of Exchangeable Notes will not be entitled to receive shares of the Company’s common stock upon exchange of any Exchangeable Notes to the extent such holder (or group of which such holder is a part) would beneficially own more than 9.99% of the outstanding shares of the Company’s common stock. Subject to such limitation, at the initial Exchange Price, the Exchangeable Notes will be exchangeable into approximately 40% of the Company’s outstanding common stock as of the date hereof (after giving effect to the issuance of the Exchange Shares and the common stock underlying the Exchangeable Notes).

The Exchange will allow the Company to reduce the principal amount of its outstanding indebtedness through the exchange of the Holders’ Convertible Notes for a smaller principal amount of the Exchangeable Notes. The principal amount of the Exchangeable Notes may be reduced if the holders thereof exchange their New Exchangeable Notes for shares of the Company’s common stock. The New Notes Indenture will provide capacity to refinance up to an additional $25.0 million principal amount of the Convertible Notes, which refinancing could also provide an opportunity to further reduce the principal amount of the Company’s outstanding indebtedness.

GSK Agreement

On July 20, 2017, Pernix and its wholly owned subsidiary Pernix Ireland Limited (together, the “Pernix Parties”) and Glaxo Group Limited, GlaxoSmithKline LLC, GlaxoSmithKline Intellectual Property Holdings Limited, and GlaxoSmithKline Intellectual Property Management Limited (collectively, “GSK”) entered into an amendment (“Amendment No. 2”) to the Interim Settlement Agreement between the Pernix Parties and GSK dated July 27, 2015 (as amended, the “Interim Settlement Agreement”).  Upon the closing of the Transactions, Amendment No. 2 will permit payment by the Pernix Parties to GSK of a reduced amount in full satisfaction of the remaining approximately $21.2 million unpaid portion of the award (the “Award”) granted to GSK in the arbitration of certain matters previously disputed by the parties.  Pursuant to Amendment No. 2 and subject to the closing of the Transactions, the Pernix Parties will be obligated to make two fixed payments to GSK: (i) a payment of $3.45 million due on or before the date that is ten business days after the closing of the Transactions, and (ii) a payment of $3.2 million due on or before December 31, 2017. Also pursuant to Amendment No. 2 and subject to the closing of the Transactions, the Pernix Parties agreed that if on or before September 30, 2019, Pernix (x) redeems or repurchases Convertible Notes for greater than 31.00 cents for every one dollar of principal amount outstanding or (y) exchanges such notes for new notes or similar instruments that have a face value providing such exchanging holders a recovery that is greater than 31.00 cents for every one dollar of Convertible Notes exchanged by such holders, Pernix shall, no later than five business days thereafter, distribute to GSK additional cash or notes, as applicable, equal to such excess recovery, but in no event to exceed $2 million.  GSK has agreed that for so long as the Pernix Parties comply with the payment terms set forth in the Amendment, enforcement of the Award will be stayed and GSK shall not seek to enforce or exercise any other remedies in respect of the Award, and that the outstanding balance of the Award shall be unconditionally and irrevocably forgiven upon satisfaction of such terms.  A portion of the proceeds from the Transactions will be used to pay the amounts due to GSK under Amendment No. 2.

Second Supplemental Indenture

In connection with the Transactions, the Company and certain of its wholly owned subsidiaries, Pernix Holdco 1, LLC, Pernix Holdco 2, LLC and Pernix Holdco 3, LLC (each, a “New Guarantor”, and collectively, the “New Guarantors”) and U.S. Bank, National Association, as trustee, will enter into a second supplemental indenture (the “Second Supplemental Indenture”) to that certain indenture dated as of August 19, 2014, as amended by that certain first supplemental indenture, dated as of April 21, 2015 (as so supplemented, the “Secured Notes Indenture”). Pursuant to the Second Supplemental Indenture, the New Guarantors will provide guarantees of the obligations of the Company with respect to its 12.0% Senior Secured Notes due 2020 (the “Secured Notes”) issued under the Secured Notes Indenture.

The Exchange Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement attached as an exhibit hereto. The summary of the Exchange Agreement and the summaries of the Transactions contemplated thereby contained herein are not intended to provide any other factual information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Exchange Agreement were made solely for purposes of the Transactions and as of specific dates, were solely for the benefit of the parties to the Exchange Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under any of these agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Exchangeable Notes, the Exchange Shares and the Underlying Shares will not be registered under the Securities Act and will be issued in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act.

Item 7.01.	Regulation FD Disclosure.

Background Information

During the months of May and June, 2017, the Company executed various confidential disclosure agreements (collectively, the “Confidentiality Agreements”) with certain holders of its Secured Notes and an affiliate of the Holders (collectively, the “Noteholders”) in connection with the Company’s review of strategic alternatives, including the potential sale of all or a portion of the Company, and marketed its businesses and assets for sale. The Company’s entry into the Transactions is the culmination of this strategic review, and the process is now complete.

Prospective Information

Pernix and its subsidiaries generally do not publicly disclose detailed prospective financial information. However, in connection with their discussions with the Noteholders and their respective advisors, Pernix provided certain financial and other information, including a business overview, five-year business plan and certain forecasts in a presentation entitled PTX Strategic Update, dated June 2017 (such prospective information collectively, “prospective information”), to the Noteholders and their respective advisors pursuant to the Confidentiality Agreements. A copy of the PTX Strategic Update, dated June 2017 is attached as 99.1 and is incorporated herein by reference.

Pernix management prepared the prospective information contained therein from certain internal financial projections based on expectations, beliefs, opinions, and assumptions that Pernix’s management believed were reasonable at the time they were made but that are inherently uncertain and many of which are beyond the control of Pernix and its subsidiaries and which may not prove to be accurate. Such expectations, beliefs, opinions, and assumptions may not be appropriate as of the date hereof in light of the consummation of the Transactions as well as developments in Pernix’s business and the broader market for pharmaceutical and related industries. The prospective information is speculative in nature and was not prepared with a view towards public disclosure and was not prepared in accordance with generally accepted accounting principles (“GAAP”) or any published guidelines for preparation and presentation of “prospective financial information.”

The provision of the prospective information in this Current Report on Form 8-K should not be regarded as an indication that Pernix or any other person considered, or now considers, this information to be predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such prospective information remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective information.

Neither the independent auditor of Pernix nor any other independent accountant has examined, compiled, or performed any procedures with respect to the prospective information contained in this Current Report on Form 8-K. Accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the prospective information.

Further, the prospective information was prepared based on information available to management in May 2017, may not reflect current results or future performance, which may be significantly more favorable or less favorable than as set forth in such information, and relates to multiple future years and such information by its nature becomes less predictive with each succeeding year. Pernix cannot provide assurance that the financial projections will be realized; rather, actual future financial results are likely to vary materially from the prospective information presented or incorporated by reference herein.

Except as required by law, Pernix does not intend to update or revise publicly any of the information contained or incorporated herein to reflect circumstances or other events occurring after the date the financial projections were prepared or to reflect the occurrence of future events. For additional information on factors that may cause actual future financial results to vary materially from the information presented herein, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below.

A copy of a corporate presentation summarizing the Transactions and the Company’s corporate strategy and financial goals is also attached hereto as Exhibit 99.2.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On July 20, 2017, the Company issued a press release announcing the Transactions. A copy of the press release is attached as Exhibit 99.3 to this Form 8-K and is incorporated by reference into this Item 8.01.

Attached hereto as Exhibit 99.4 are certain risk factors that pertain to, among other things, an investment in the Company’s common stock as a result of the entry into the Transactions and the relevant agreements with respect thereto and are incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including statements regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to close the Transactions, our ability to comply with the covenants under our indebtedness, including the Exchangeable Notes, the New ABL Facility and the Term Facility; the rate and degree of market acceptance of, and our ability and our distribution and marketing partners’ ability to obtain reimbursement for, any approved products; our ability to successfully execute our sales and marketing strategy, including to successfully recruit and retain sales and marketing personnel; our ability to obtain additional financing; our ability to maintain regulatory approvals for our products; the accuracy of our estimates regarding expenses, future revenues and capital requirements; our ability to manage our anticipated future growth; the ability of our products to compete with generic products as well as new products that may be developed by our competitors; our ability and our distribution and marketing partners’ ability to comply with regulatory requirements regarding the sales, marketing and manufacturing of our products, including our ability to address the temporary stockout of the 20mg strength of Zohydro ER with BeadTek; the performance of our manufacturers, over which we have limited control; our ability to obtain and maintain intellectual property protection for our products; our ability to operate our business without infringing the intellectual property rights of others; the success and timing of our clinical development efforts; the loss of key scientific or management personnel; regulatory developments in the United States and foreign countries; our ability to either acquire or develop and commercialize other product candidates in addition to our current products; the outcome of any litigation to which we may be subject and other risks described under the heading “Risk Factors” in our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q and this Current Report on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.

We qualify all of the forward-looking statements in this Current Report on Form 8-K by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Exchange Agreement dated July 20, 2017 by and among Pernix Ireland Pain Limited, Pernix Therapeutics Holdings, Inc. and certain of its subsidiaries as guarantors party thereto and 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P.

99.1	PTX Strategic Update dated June 2017.

99.2	PTX Transaction Overview & Corporate Strategy Update dated July 2017.

99.3	Press release, dated July 20, 2017, issued by Pernix Therapeutics Holdings, Inc.

99.4	Certain Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2017

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ John A. Sedor
Name:	John A. Sedor
Title:	Chief Executive Officer

EXHIBIT LISTING

Exhibit No.	Description

10.1	Exchange Agreement dated July 20, 2017 by and among Pernix Ireland Pain Limited, Pernix Therapeutics Holdings, Inc. and certain of its subsidiaries as guarantors party thereto and 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P.

99.1	PTX Strategic Update dated June 2017.

99.2	PTX Transaction Overview & Corporate Strategy Update dated July 2017.

99.3	Press release, dated July 20, 2017, issued by Pernix Therapeutics Holdings, Inc.

99.4	Certain Risk Factors.